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                                                                   EXHIBIT 10.12

                              EMPLOYMENT AGREEMENT


          THIS EMPLOYMENT AGREEMENT (the "Agreement"), dated as of October 1, 1998, is made by and between JONAS SVENSSON, residing at Sibyllegatan 41, 114 42 Stockholm, Sweden (hereinafter "Employee"), and RAZORFISH, INC., a New York corporation, having its principal executive offices at 107 Grand Street, New York, NY 10013 (hereinafter "Company"). This Agreement shall be effective on the Closing Date (as defined in that certain Subscription and Exchange Agreement, dated as of October 1, 1998, among the Company, Spray Ventures AB and Communicade Inc.) (the "Effective Date").

          WHEREAS, Company desires to employ Employee and Employee desires to accept such employment on the terms set forth in this Agreement;

          NOW THEREFORE, the parties hereto agree as follows:

          1.   Position and Responsibilities.
               -----------------------------

                    1.1     Employee shall have reporting authority to Jeffrey
A. Dachis or such other senior executive officer as he reasonably shall designate after consultation with Employee, and Employee shall perform such duties as Company shall from time to time designate. Employee shall be located in either New York, New York, Stockholm, Sweden or at such other locations as mutually agreed by Employee and Company. Company will conduct a review of Employee's job responsibilities on an annual basis. Employee's authority shall be commensurate with that of other employees of Company having positions and salaries comparable to Employee's.

                    1.2 Employee shall, to the best of Employee's ability, devote Employee's substantially full time and best efforts to the performance of Employee's duties hereunder and the business and affairs of Company in accordance with the reasonable instructions and directions of Company in all matters, including those involving creative decisions and judgments, and, in doing so, shall duly and faithfully perform and observe any and all rules and policies which Company may now or shall hereafter establish governing the conduct of its business.

          2.   Term of Employment.
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                    2.1     Employee's employment under this Agreement shall
commence on the Effective Date and continue through December 31, 2001, unless sooner terminated as provided in Section 2.2 (the "Initial Term"). Subject to
Section 2.2, beginning the day following the last day of the Initial Term, this Agreement and Employee's employment under this Agreement shall continue on an at-will basis, terminable by either party as set forth in the last sentence of
Section 2.2.

                    2.2 During the Initial Term, Company shall have the right, upon written notice to Employee, to terminate Employee's employment at any time for "Cause," as defined in Section 2.3 below. If, prior to the end of the Initial Term, Company terminates Employee's employment for Cause, or Employee voluntarily terminates his employment with Company, then Company's obligations to compensate Employee under Section 3 of this Agreement will terminate immediately, except for compensation through the date of such termination of employment. If, prior to the end of the Initial Term, Company terminates Employee's employment without Cause, then Company will be obligated to compensate Employee as set forth in Section 3 of this Agreement through the end of the Initial Term, it being understood and agreed that if Employee obtains other employment during the period Company remains obligated
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to compensate Employee as set forth in Section 3, Employee shall promptly notify
Company thereof and of the aggregate gross compensation payable to Employee in respect of such other employment, and Company shall have the right to deduct from the amount payable by Company to Employee pursuant to Section 3 the gross aggregate amount of compensation Employee receives from such other employment.
At the end of the Initial Term, either Company or Employee may terminate this Agreement immediately or at any time thereafter, upon thirty (30) days' prior written notice, with or without Cause, in which case, Company's obligation to compensate Employee under Section 3 of this Agreement will terminate immediately, except for compensation through the date of such termination of employment.

          2.3     For purposes of Section 2.2, "Cause" shall mean Employee's:
(i) material misconduct which has a material adverse effect on the business and affairs of Company; (ii) Employee's (A) material breach of any provision of this Agreement, (B) willful or continued failure to substantially perform his material job duties hereunder, or (C) material misconduct which reasonably could be expected to have a material adverse effect on Company, including without limitation disregard of lawful written instructions of Company's Board of Directors consistent with Employee's position relating to the business of Company or neglect of duties or failure to act, provided in each such case Company has given at least thirty (30) days' prior written notice describing the alleged breach, failure or misconduct in detail and Employee has failed to cure such deficiency within such thirty-day (30-day) period (provided such breach, failure or misconduct is capable of being cured within such period); (iii) gross negligence, gross neglect of duties or gross insubordination; (iv) conviction or plea of no contest to common law fraud, a felony criminal act or a crime involving moral turpitude; (v) abuse of alcohol or other drugs or controlled substances to the material detriment of Company; (vi) unauthorized appropriation of Company's property; or (vii) death or a disability that causes Employee to be deemed "permanently disabled" under Company's disability insurance policy, or renders Employee otherwise unable to perform the essential functions of Employee's job under this Agreement. The term "disability" as used herein shall mean Employee shall have been prevented from properly performing his duties hereunder by reason of any physical or mental incapacity, in either case for a period of more than ninety (90) consecutive days or one hundred twenty (120) days in the aggregate in any twelve-month (12-month) period.

     3. Compensation.
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          3.1     During the period of this Agreement, Company shall pay to
Employee a base salary at an annual rate of $145,000, payable in installments in accordance with Company policy.

          3.2 Beginning after one year of employment, Employee shall be eligible from time to time to receive bonuses or to participate in profit sharing. Eligibility will be determined through a review process that will consider Employee's work performance and contribution to Company, and Company's performance, as determined by, and at the discretion of the Board of Directors. Percentage of profit sharing, if any, will be determined during the review by the Board of Directors. Employee performance reviews will be conducted by Company in accordance with Company policy.

          3.3 Company shall reimburse Employee for reasonable business expenses incurred on behalf of Company upon presentation of appropriate receipts in accordance with Company's written policies with respect thereto. Company shall also reimburse Employee for any expenses incurred in connection with Employee obtaining a "green card" or other documentation necessary to enable Employee to work in the United States to the extent required.

          3.4 In addition to the compensation payable to Employee pursuant to Sections 3.1 and 3.2 above, Employee shall be eligible to participate, on no less favorable a basis

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than other employees of Company of similar position, authority and compensation package to Employee's, in any benefits which Company from time to time may offer to or provide for its employees, including, but not limited to, vacation, pension plans, profit sharing plans, hospitalization and medical, dental and vision benefit plans. Except for Company's vacation benefits and pension and profit sharing plans which shall vest in accordance with Company's employment policies and manual, the foregoing benefits and plans shall be deemed vested as of the date hereof (subject to the processing of any applicable benefit plan documentation). In addition, Company agrees to obtain a life insurance policy on behalf of Employee. The Board of Directors may, in its sole discretion, increase insurance coverage for all employees as permitted by business conditions. However, the Board is not obligated to provide any increases.

          3.5 Employee recognizes that the compensation, benefits and other amounts provided by Company under this Agreement may be subject to federal, state or local income taxes. It is expressly understood and agreed that all such taxes shall be the responsibility of Employee. To the extent that federal, state or local law requires withholding of taxes on compensation, benefits or other amounts provided under this Agreement, Company shall withhold the necessary amounts from the amounts payable to Employee under this Agreement.

  4.   Ownership of and Rights to Proprietary Information.
       --------------------------------------------------

          4.1 Employee hereby agrees to transfer and assign and does hereby transfer and assign to Company all of Employee's rights, title and interests in and to any and all Proprietary Information (as defined in Section 4.4) discovered, conceived, developed, created or reduced to practice by Employee personally or jointly during Employee's employment with Company. Employee agrees to disclose to Company the existence of all such Proprietary Information, and further agrees to execute and deliver promptly all proper papers and perform all legal acts which Company deems necessary or desirable to vest in Company all of Employee's right, title and interest in and to such proprietary information, to enable Company to file patent applications, and to obtain and maintain Letters Patent with respect to patentable material and to enable Company to confirm or perfect its rights in copyrightable material. Employee agrees that all Proprietary Information described herein is a "work made for hire," and in the event that it is determined that any such work is deemed not to be a "work made for hire," the foregoing assignment and agreement to transfer and assign shall apply.

          4.2 Company agrees that it shall have no right, title or interest in or to any proprietary information for which Employee can establish (i) that no equipment, supplies, facility or trade secret information of Company was used, (ii) the proprietary information was developed entirely apart from the services performed by Employee under this Agreement, and (iii) the proprietary information does not relate to or derive or result from any Proprietary Information or Employee's work under this Agreement.

          4.3 Employee acknowledges, agrees, represents and warrants that, except solely for any proprietary information or invention subject to Section 4.2, any and all ideas, inventions, materials or works created or submitted by Employee for or to Company hereunder (excluding any material which is assigned by Company to Employee for preparation) (A) shall not be subject to an obligation of confidentiality of any nature or kind in favor of, or infringe upon or violate any rights of any third person, including but not limited to any right or interest in any copyright, patent or trade secret rights, and (B) shall be owned exclusively by Company, and Employee shall not assert or claim any right, title or interest therein or thereto.

          4.4 "Proprietary Information," for purposes of this Agreement means proprietary information, technology or know how of, concerning or related to Company or its business or operations, including but not limited to (i) source code and documentation for proprietary computer software and any other trade secrets, software, work product, processes,

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formulas, schematics, analyses, inventions, ideas, improvements of Company or know-how relating thereto; (ii) any material which is protected by copyright,
(iii) advertising, product development, strategic and business plans and information, including customer and prospect lists, of Company; and (iii) confidential financial information (including prices and costs) concerning the business of the Company.

     5.  Name and Likeness.  During the period this Agreement remains in effect,
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Company shall have the right to use Employee's name as well as Employee's biography and likeness in the form approved by Employee in connection with its business, including in advertising its products and services, and may, with Employee's permission, which shall not be withheld unreasonably, grant this right to others, but not for use as a direct endorsement.

     6.  Confidentiality.
         ---------------

               6.1 Employee shall not, during the term and thereafter, disclose Confidential Information of Company (other than to an employee of Company or to a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by Employee of services hereunder) and shall not use Confidential Information of Company for any purpose beyond the performance of services under this Agreement without the prior written consent of Company. All Confidential Information shall remain the property of Company. Upon termination of employment, Employee shall return to Company all documents, records, plans, designs, notebooks and other evidences, including all copies thereof, of information, including proprietary information and/or Confidential Information, obtained by Employee during employment.

               6.2 The obligation of confidence under this Agreement shall not apply to information which Employee can show from documented records is or becomes generally available to the public without fault of Employee, or which is obtained without restriction on publication or use from a third party having the right to disclose the same.

               6.3 "Confidential Information," for purposes of this Agreement, shall mean all information maintained in confidence by Company. It includes, but is not limited to, all information that derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable through proper means by, other persons who can derive economic value from its disclosure or use. It also includes, but is not limited to, proprietary information and information relating to such business matters as research and development, manufacturing processes, management systems and techniques, the identity and profiles of customers and suppliers and sales and marketing plans and information, as well as Company personnel information. Such information may be marked as confidential or proprietary, or received under circumstances reasonably interpreted as imposing an obligation of confidentiality. Such information does not lose its status as Confidential Information merely because it was known by a limited number of persons or entities or because it was not entirely originated by Company. Employee acknowledges that the Confidential Information of Company is a valuable, special and unique asset of Company, and that any disclosure of such Confidential Information may be materially damaging to Company.

     7.   Enforcement.  Except for claims for workers' compensation, claims for
          -----------
unemployment insurance, claims relating to the agreements, obligations or covenants set forth in Sections 4 and 6 of this Agreement, and claims within the exclusive jurisdiction of the Department of Labor Standards Enforcement or the National Labor Relations Board, any and all controversies or claims arising out of, in connection with, or in relation to any aspect of this Agreement or Employee's employment with Company (or termination thereof) shall be resolved by arbitration in New York, New York; such arbitration to be conducted in accordance with the then applicable rules of the American Arbitration Association. The arbitration award shall be

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final and binding upon the parties to the arbitration and judgment thereon may be entered in any court having jurisdiction. Notwithstanding the foregoing, either party may, at its option, seek injunctive relief in state or federal court. For the purposes hereof, Employee hereby submits to the jurisdiction of the federal and state courts in New York and notice of demand, process and/or summons in connection with legal proceedings, may be served upon Employee by registered or certified mail in accordance with Section 8.5 with the same effect as if personally served.

     Employee understands and agrees that this Section 7 contains a full and complete statement of any agreements and understandings regarding resolution of disputes between Company and Employee, and agrees that this Section 7 supersedes all previous agreements, whether written or oral, express or implied, relating to the subjects covered in this Section 7.

     EMPLOYEE UNDERSTANDS AND AGREES THAT THIS AGREEMENT TO ARBITRATE CONSTITUTES A WAIVER OF EMPLOYEE'S RIGHT TO A TRIAL BY JURY OF ANY MATTERS SUBJECT TO ARBITRATION UNDER THIS AGREEMENT.

     8.   Miscellaneous.
          -------------

          8.1  Survival. Employee's duties under Sections 4 and 6 shall survive
               --------
termination of Employee's employment with Company to the extent provided under each such Section.

          8.2  Assignment.  Employee agrees not to assign, sell, transfer,
               ----------
delegate, or otherwise dispose of, whether voluntarily or involuntarily, or by operation of law, any rights or obligations under this Agreement. Any such purported assignment, transfer, or delegation shall be null and void. Nothing in this Agreement shall prevent the consolidation of Company with, or its merger into, any other entity, or the sale by Company of all or substantially all of its assets, or the otherwise lawful assignment by Company of any rights or obligations under this Agreement. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, legal representatives, successors, and permitted assigns, and shall not benefit any person or entity other than those specifically enumerated in this Agreement.

          8.3  Interpretation. In case any one or more of the provisions
               --------------
contained in the Agreement shall be held to be invalid, illegal or unenforceable in any respect, for any reason, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If, moreover, any one or more of the provisions contained in this Agreement shall be held to be excessively broad, for any reason, it shall be construed by limiting and reducing it so as to be enforceable to the extent compatible with the then applicable law. In the event of any inconsistency between this Agreement and Company's employment manual, this Agreement shall govern. By way of illustration but not limitation, Company's policy of having employees subject to a 30-day trial period of employment shall not apply to Employee.

          8.4  Notices.  Any notice which Company is required or may desire to
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give to Employee shall be given by personal delivery or registered or certified mail, return receipt requested, addressed to Employee at Employee address of record with Company or at such other place as Employee may from time to time designate in writing (with a copy to Employee's counsel, Axel Calissendorff, Esq., at Mannheimer Swartling Advokatbyra, Norrmalmstorg 4, P.O. Box 1711, 111 87 Stockholm, Sweden). It will be Employee's responsibility to immediately notify Company, in writing, of any change in employee's address of record. Any notice which Employee is required or may desire to give to Company hereunder shall be given

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by personal delivery or by registered or certified mail, return receipt requested, addressed to Company at its principal office, or at such other office as Company may from time to time designate in writing (with a copy to Company's counsel, Mark L. Mandel, Esq., at Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York 10104). The date of personal delivery or the date of mailing such notice shall be deemed to be the date of delivery thereof.

    8.5     Waiver.  A waiver by either party of the breach of any provisions of
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this Agreement shall not thereby be deemed to have been a waiver of any preceding or succeeding breach of the same or any other provisions of this Agreement.

    8.6     Complete Agreement; Amendments.  The foregoing is the entire
            ------------------------------
agreement of the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented, canceled or discharged except by written instrument executed by both parties hereto.

    8.7     Applicable Law.  This Agreement has been negotiated in, and shall be
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governed by the internal laws of the State of New York without regard to the principles of conflicts of law.

    8.8     Headings.  The headings of the sections hereof are inserted for
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convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.

    8.9     Expectations Regarding Employment.

           (a) COMPANY AND EMPLOYEE AGREE THAT THIS AGREEMENT EXPRESSES ALL OF THE EXPECTATIONS BETWEEN EMPLOYEE AND COMPANY REGARDING THE TERM OF EMPLOYEE'S EMPLOYMENT AND EMPLOYEE'S AND COMPANY'S RIGHT TO TERMINATE THAT EMPLOYMENT. EMPLOYEE SHALL HAVE NO GREATER RIGHTS AS AN EMPLOYEE OF COMPANY (OR OF ANY DIRECT OR INDIRECT SUBSIDIARY OR OTHER AFFILIATE OF COMPANY) THAN ANY OTHER PERSON WHO IS NOT RELATED TO COMPANY OR SUCH AFFILIATE IN MORE THAN ONE SUCH CAPACITY. WITHOUT LIMITING THE FOREGOING SENTENCES, EMPLOYEE ACKNOWLEDGES THAT, FOLLOWING THE INITIAL TERM IN SECTION 2.1, EMPLOYEE'S EMPLOYMENT WITH COMPANY WILL BE ON AN AT-WILL BASIS.

           (b) EMPLOYEE CONFIRMS THAT EMPLOYEE HAS REVIEWED THIS AGREEMENT CAREFULLY AND UNDERSTANDS IT, THAT EMPLOYEE IS FULLY AWARE OF ITS LEGAL EFFECT, AND THAT EMPLOYEE HAS ENTERED INTO IT FREELY AND VOLUNTARILY AND BASED ON EMPLOYEE'S OWN JUDGMENT AND NOT ON ANY REPRESENTATIONS OR PROMISES OTHER THAN THOSE CONTAINED IN THIS AGREEMENT. EMPLOYEE FURTHER CONFIRMS THAT EMPLOYEE HAS CONSULTED WITH OR BEEN AFFORDED AMPLE OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL REPRESENTING EMPLOYEE CONCERNING THIS AGREEMENT AND ANY OTHER AGREEMENTS BETWEEN OR AMONG EMPLOYEE, COMPANY WHICH MAY HAVE BEEN ENTERED INTO SUBSTANTIALLY CONTEMPORANEOUSLY WITH THIS AGREEMENT.

    8.10   Counterparts.  This Agreement may be executed in multiple
           ------------
counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

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  IN WITNESS WHEREOF, the parties have hereunto set their hand as of the date first set forth above.


                                                   /s/ Jonas Svensson
                                                   -----------------------------
                                                   Jonas Svensson


                                                   RAZORFISH, INC.


                                                   By: /s/ Jeffrey A. Dachis
                                                      --------------------------
                                                      Name: Jeffrey A. Dachis
                                                      Title:

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